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                                                                     Exhibit 1.3

(Translation)

                 Board of Directors Regulations of Hitachi, Ltd.

Establishment: June 25, 2003

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Article 1.  (Purpose)

            In addition to what is provided in laws, regulations, the Articles of Incorporation or the regulations of the Committees, matters relating to the Board of Directors and the Committees of the Company shall be governed by these Regulations.

Article 2.  (Powers of the Board of Directors)

            The Board of Directors shall decide the affairs of the Company as provided for in the Article 8, paragraph 1 of these regulations and supervise the execution of the duties of the Directors and Executive Officers.

Article 3.  (Person having power to convene meeting)

            A meeting of the Board of Directors shall be convened by the Chairman of the Board and Director (herein called the "Chairman"). If the Chairman is prevented from discharging his duties, such meeting shall be convened by one of the other Directors in the order previously fixed by resolution of the Board of Directors.

            Notwithstanding the preceding paragraph, a meeting of the Board of Directors may be convened by a Director, excluding the Chairman, who is a member of a Committee and appointed by such Committee.

Article 4.  (Request to convene meeting)

            When a Director or an Executive Officer has requested that a meeting of the Board of Directors be convened, submitting to the Chairman a written statement giving of the matters to be taken up by such meeting, the Chairman shall convene a meeting of the Board of Directors without delay.

            If a meeting of the Board of Directors is not convened without delay in the case of the preceding paragraph, the Director or the Executive Officer who has made such request may convene a meeting of the Board of Directors.

Article 5.  (Convocation notice)

            Notice of a meeting of the Board of Directors shall be dispatched to each Director one week prior to the date of meeting; provided, however, that in case of urgency such period may be shortened and such notice may be dispatched three days prior to the date of meeting.

            With the consent of all Directors, a meeting of the Board of Directors may be held without conforming to the procedure of convening.

Article 6.  (Chairmanship)

            Chairmanship of a meeting of the Board of Directors shall be assumed by the Chairman. If the Chairman is prevented from discharging his duties, one of the other Directors shall assume the chairmanship in the order previously fixed by resolution of the Board of Directors.

Article 7.  (Method of resolution)

            Resolutions of the Board of Directors shall be adopted by a majority vote of the Directors present at a meeting of the Board of Directors attended by more than one-half of the Directors.

            A Director who has a special interest in a resolution under the preceding paragraph shall not take part in the voting thereon.

Article 8.  (Matters requiring resolution)

            Resolution of the Board of Directors shall be required for the following matters:

               1. Basic management policy such as management concept, medium-term management

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                   plan and management policy on a consolidated basis.
               2. Matters relating to internal control as provided in the Ministerial Ordinance of the Ministry of Justice as necessary for the execution of the duties of the Audit Committee.
               3. Matters relating to assignment of duties of Executive Officers and relationships between or among Executive Officers such as relationships of directions and orders.
               4. Selection of a Director who shall receive the request for convening a meeting of the Board of Directors from Executive Officers.
               5. Selection of Directors to constitute each of the Nominating Committee, the Audit Committee and the Compensation Committee.
               6. Selection of a person who shall represent the Company in respect of the action to which an Audit Committee Member is a party.
               7.  Selection and removal of Executive Officers.
               8.  Selection of Representative Executive Officers.
               9. Exemption of Directors and Executive Officers from liabilities to the Company.
               10. Approval of the balance sheet, statement of income, business report and the plan for appropriation of retained earnings or disposition of deficit, and detailed statements attached thereto.
               11. Interim financial results (including interim consolidated financial results).
               12. Consolidated financial results.
               13. Convening of a General Meeting of Shareholders.
               14. Matters and proposals to be submitted to the General Meeting of Shareholders as the subjects to be discussed thereby (excluding the proposal concerning election and removal of Directors and the accounting auditor, and non-retention of the accounting auditor).
               15. Matters relating to transfer of the whole or an important part of the Company's business which is subject to approval at a General Meeting of Shareholders, and matters relating to acquisition of the whole of the business of any other company which is subject to approval at a General Meeting of Shareholders.
               16. Approval of transactions of Directors or Executive Officers competitive with the Company and exercise of power to intervene with respect to such transactions.
               17. Approval of transactions between Directors or Executive
                   Officers and the Company and approval of transactions by the Company which might cause a conflict of interest between Directors or Executive Officers and the Company.
               18. Approval of transfer of stock acquisition rights on which transfer restrictions are imposed.
               19. Decision on distribution of money (interim dividends) to the shareholders or registered pledgees.
               20. Matters relating to an agreement on exchange of shares which is subject to approval at a General Meeting of Shareholders.
               21. Decision on a stock-for-stock exchange.
               22. Matters relating to a plan or an agreement on corporate split which is subject to approval at a General Meeting of Shareholders.
               23. Matters relating to a merger agreement which is subject to approval at a General Meeting of Shareholders.
               24. Selection of a Chairman of the Board and Director.
               25. Selection of a President and Chief Executive Officer.
               26. Decision on titles of Executive Officers in addition to that mentioned in the preceding item.

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               27. Commissioning of Chairmen Emeritus.
               28. Conclusion of contracts with outside Directors to limit liabilities of such Directors.
               29. Matters relating to issuance of stock acquisition rights for the purpose of granting stock options.
               30. In addition to the foregoing items, matters provided in laws, regulations or the Articles of Incorporation.
               31. Matters entrusted to the decision of the Board of Directors at a General Meeting of Shareholders.
               32. Other matters the Board of Directors may deem necessary, such as important matters comparable to those mentioned in the foregoing items.

            Decision on any affairs other than those mentioned in the preceding paragraph shall be entrusted to each Executive Officer in accordance with the assignment of duties provided in item 3 of the preceding paragraph.

Article 9.  (Matters to be reported)

            A Director shall report to the Board of Directors on the following matters without delay:

               1. Important matters relating to transactions by himself which are competitive with the Company.
               2. Important matters relating to transactions between himself and the Company and transactions by the Company which might cause a conflict of the interest between himself and the Company.
               3.  Other matters the Board of Directors may deem necessary.

            A Director who is a member of a Committee and appointed by such Committee shall report to the Board of Directors on the progress in the execution of the duties of such Committee without delay.

            Executive Officers shall report to the Board of Directors on the following matters without delay:

               1.  Quarterly financial results.
               2.  Matters relating to issuance of new shares.
               3.  Matters relating to transfer of reserves to stated capital.
               4. Matters relating to splitting-up of shares and amendment of Articles of Incorporation thereof.
               5. Matters relating to reduction of the number of shares to constitute one unit of shares and amendment of Articles of Incorporation thereof.
               6. Matters relating to issuance and cancellation of stock acquisition rights.
               7.  Matters relating to issuance of debentures.
               8. Matters relating to issuance of debentures with stock acquisition rights.
               9.  Matters relating to purchase of its own shares.
               10. Matters relating to disposal and cancellation of its own shares.
               11. Important matters relating to transactions by themselves which are competitive with the Company.
               12. Important matters relating to transactions between themselves and the Company and transactions by the Company which might cause a conflict of the interest between themselves and the Company.
               13. Matters relating to material amendment of the Share Handling
                   Regulations.
               14. In addition to the foregoing items, matters relating to the progress in the execution of their duties.
               15. Other matters provided in laws or regulations and the Board of Directors may deem necessary.

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Article 10. (Presence of Executive Officers)

            Executive Officers shall be present at meetings of the Board of Directors by request from the Board of Directors, and shall explain matters demanded by the Board of Directors.

Article 11. (Minutes)

            With respect to the proceedings at a meeting of the Board of Directors, minutes shall be prepared with names and seals or electronic signatures of the Directors present thereat. Such minutes shall be prepared entering or recording therein a summary of the proceedings and the results thereof.

Article 12. (Constitution of the Committees)

            Each Committee shall consist of three or more Directors.

            The majority of the members of each Committee shall be outside Directors who are not Executive Officers of the Company.

            The Directors constituting the Audit Committee shall not assume Executive Officers or employees of the Company or its subsidiaries or Directors executing business affairs of its subsidiaries.

Article 13. (Convocation of meetings of the Committees)

            Notice of a meeting of the Committees shall be dispatched to each member one week prior to the date of meeting; provided, however, that in case of urgency such period may be shortened and such notice may be dispatched three days prior to the date of meeting.

            With the consent of all Directors constituting each Committee, a meeting of the Committees may be held without conforming to the procedure of convening.

Article 14. (Powers of the Nominating Committee)

            The Nominating Committee shall decide the matters relating to a proposal concerning election and removal of Directors to be submitted to the General Meeting of Shareholders.

            In addition to what is provided in the preceding paragraph, the Nominating Committee shall have powers of the following matters:

               1. Selection of a Director who may convene a meeting of the Board of Directors from among the Directors constituting the Nominating Committee (herein called the "Nominating Committee Member").
               2. Selection of a Nominating Committee Member who shall report to the Board of Directors on the progress in the execution of the duties of the Nominating Committee.
               3. Reception of the report relating to candidates for Executive Officers.
               4. In addition to the foregoing items, matters provided in laws or regulations.

Article 15. (Powers of the Audit Committee)

            The Audit Committee shall audit the execution of the duties of the Directors and Executive Officers and decide the matters relating to a proposal concerning election, removal and non-retention of the accounting auditor to be submitted to the General Meeting of Shareholders.

            In addition to what is provided in the preceding paragraph, the Audit Committee shall have powers of the following matters:

               1. Matters relating to auditing policy, plan and standards, and internal control of the Company, method of investigating the activities and the state of property and other matters relating to the execution of the duties of the Audit Committee.

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               2.  Selection of an Audit Committee Member who may request other
                   Directors, Executive Officers or employees to report to him on the matters relating to the execution of their duties or investigate the activities of the Company and the state of its property (herein called the "Audit Committee Member in charge of the investigation").
               3. Selection of an Audit Committee Member who may request the subsidiaries to report on the business or investigate the activities of the subsidiaries and the state of their property (herein called the "Audit Committee Member in charge of the investigation of the subsidiaries").
               4. Request to the Audit Committee Member in charge of the investigation or the Audit Committee Member in charge of the investigation of the subsidiaries for the report on the execution of their duties.
               5. Selection of an Audit Committee Member who may convene a meeting of the Board of Directors.
               6. Selection of an Audit Committee Member who shall report to the Board of Directors on the progress in the execution of the duties of the Audit Committee.
               7. Selection of an Audit Committee Member who shall represent the Company in respect of the action between a Director or an Executive Officer and the Company.
               8.  Preparation of the audit report.
               9. Reception of the financial statements, detailed statements attached thereto and consolidated financial statements from an Executive Officer appointed by the Board of Directors.
               10. Direction to an Executive Officer relating to the
                   presentation of the financial statements, detailed statements attached thereto, accounting auditor's audit report and Audit Committee's audit report to Directors excluding the Audit Committee Members.
               11. Reception of the audit report from the accounting auditor.
               12. Pre-approval of the amount of fees paid to the accounting auditor.
               13. Pre-approval of non-audit services provided by the accounting auditor to the Company and its affiliated companies.
               14. Selection of an Audit Committee Member who may request the accounting auditor to report on the audit.
               15. Reception of the report which shall be made if the accounting auditor has, in performing the duties, found any unjust act or material fact of violation of laws, regulations or the Articles of Incorporation relating to the execution of the duties of the Executive Officers.
               16. Reception of the report on the internal control from the
                   Executive Officers and employees and direction relating to audit.
               17. Reception of prior explanation of personnel change in the employees of the Board of Directors Office.
               18. Pre-approval of disciplinary action against an employee of the Board of Directors Office.
               19. In addition to the foregoing items, matters provided in laws or regulations.

Article 16. (Powers of each Audit Committee Member)

            Each Audit Committee Member shall have powers of the following matters:

               1. Reception of the report from an Executive officer on any fact which could cause significant damages to the Company.
               2. Request to an Executive Officer to stop his act which could cause significant

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                   damages to the Company in the case where he has done such act as is not within the scope of the object of the Company or is violation of laws, regulations or the Articles of Incorporation, or he is likely to do such act.
               3. Consent to submission by a Director of a proposal concerning exemption of Directors or Executive Officers from liabilities to the Company to the General Meeting of Shareholders.
               4. Consent to submission by a Director or an Executive Officer of a proposal concerning exemption of Directors or Executive Officers from liabilities based on the provision of the
                   Articles of Incorporation to the Board of Directors.
               5.  Consent to the Company's offer to participate in an action for enforcing the liabilities of Directors or Executive
                   Officers for the purpose of assisting such Directors or Executive Officers.
               6. Request to the accounting auditor for explanation relating to the audit report.
               7. Addition of his opinion relating to the matters provided in laws or regulations to the audit report.
               8. In addition to the foregoing items, matters provided in laws or regulations.

Article 17. (Powers of the Compensation Committee)

            The Compensation Committee shall decide the matters relating to the compensation of each Director and Executive Officer.

            In addition to what is provided in the preceding paragraph, the Compensation Committee shall have powers of the following matters:

               1.  Decision on the policy relating to the decision on the compensation of each Director and Executive Officer.
               2.  Selection of a Director who may convene a meeting of the
                   Board of Directors from among the Directors constituting the Compensation Committee (herein called the "Compensation Committee Member").
               3. Selection of a Compensation Committee Member who shall report to the Board of Directors on the progress in the execution of the duties of the Compensation Committee.
               4.  Decision on the policy for granting stock options.
               5. Reception of the report on the matters relating to the compensation to be paid to Corporate Officers, Fellows, Senior Advisers and Associates.
               6. Decision on the matters entrusted to the Compensation Committee at a General Meeting of Shareholders.
               7. In addition to the foregoing items, matters provided in laws or regulations.

Article 18. (Method of resolution of the Committees)

            A majority of the members shall constitute a quorum for each Committee.

            Unless otherwise provided by laws or regulations, resolutions of each Committee shall be adopted by a majority vote of the members present at a meeting of such Committee.

Article 19. (Confidentiality)

            Directors shall maintain the confidentiality of information obtained in performing their duties.

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Article 20. (Office in charge of affairs relating to the Board of Directors)

            Board of Directors Office shall take charge of affairs relating to the Board of Directors.

Article 21. (Amendment)

            Resolution of the Board of Directors shall be required for any amendment of these Regulations; provided, however, that in case of amending the Regulations to respond to amendment of laws or regulations or change in the Company's organization, such amendment may be made by decision of the Executive Officer in charge of legal matters.